UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2015

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

201 Redwood Shores Parkway, Suite 200

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2015, Coherus BioSciences, Inc. (the “Company”) entered into change in control severance agreements with each of the following officers of the Company: Dennis M. Lanfear, chief executive officer, Barbara K. Finck, M.D., chief medical officer, Alan Herman, Ph.D., chief scientific officer, Jean-Frédéric Viret, Ph.D., chief financial officer, and Peter Watler, Ph.D., chief technical officer. Each change in control severance agreement provides that, in the event the executive’s employment is terminated by the Company other than for “cause” (as defined therein) or an executive experiences a “constructive termination” (as defined therein), the executive will receive as severance continued payment of base salary for six months plus one month for each completed full year of service with the Company, provided that the maximum amount calculated shall be 12 months (“the Severance Period”) (or 24 months in the case of the Company’s chief executive officer), continued healthcare coverage premium reimbursement for the Severance Period (or 24 months in the case of the Company’s chief executive officer) and the vesting of each equity award, including each stock option, will be accelerated in respect of that number of shares that would have vested during the Severance Period (or 24 months in the case of the Company’s chief executive officer) following the executive’s termination date.

In the event the termination occurs during the 12 months immediately following a “change in control” (as defined therein) then the severance payment is made in a single cash lump sum, vesting acceleration is increased to 100% of the shares subject to each equity award and the base salary payment and healthcare continuation coverage premium reimbursement for each of the executives, other than the Company’s chief executive officer, is increased to 12 months.

The executives must timely deliver an effective release of claims to the Company to be eligible for the foregoing severance benefits. The foregoing description of the material terms of the change in control severance agreements is qualified in its entirety by the full terms of the change in control severance agreements, a form of which is to be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 8.01.	Other Events.

On October 15, 2015, the Company received a $30.0 million milestone payment from Baxalta US Inc. pursuant to its August 30, 2013 License Agreement, as amended. The milestone payment relates to the successful demonstration of drug product stability for CHS-0214, the Company’s etanercept biosimilar candidate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2015	COHERUS BIOSCIENCES, INC.

	By:	/s/ Jean-Frédéric Viret
	Name:	Jean-Frédéric Viret
	Title:	Chief Financial Officer